Exhibit (h.16)

Exhibit A

iShares Trust

ICE 0-3 Month US Treasury Securities Index

ICE 2021 Maturity US Treasury Index

ICE 2022 Maturity US Treasury Index

ICE 2023 Maturity US Treasury Index

ICE 2024 Maturity US Treasury Index

ICE 2025 Maturity US Treasury Index

ICE 2026 Maturity US Treasury Index

ICE 2027 Maturity US Treasury Index

ICE 2028 Maturity US Treasury Index

ICE 2029 Maturity US Treasury Index

ICE 2030 Maturity US Treasury Index

ICE 2031 Maturity US Treasury Index

ICE Biotechnology Index

ICE AMT-Free California Municipal Index

ICE AMT-Free New York Municipal Index

ICE AMT-Free US National Municipal Index

ICE Exchange-Listed Preferred & Hybrid Securities Index

ICE Semiconductor Index

ICE Short Maturity AMT-Free US National Municipal Index

ICE Short US Treasury Securities Index

ICE U.S. Treasury Core Bond Index

ICE U.S. Treasury 1-3 Year Bond Index

ICE U.S. Treasury 3-7 Year Bond Index

ICE U.S. Treasury 7-10 Year Bond Index

ICE U.S. Treasury 10-20 Year Bond Index

ICE U.S. Treasury 20+ Year Bond Index

NYSE® FactSet® Global Autonomous Driving and Electric Vehicle Index

NYSE® FactSet® Global Cyber Security Index

NYSE® FactSet® Global Genomics and Immuno Biopharma Index

NYSE® FactSet® Global Robotics and Artificial Intelligence Index

NYSE® FactSet® Global Virtual Work and Life Index

NYSE® FactSet® U.S. Infrastructure Index

NYSE® FactSet® U.S. Tech Breakthrough Index

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